UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No.  3

Development Capital Group, Inc.

Florida	4213	27-3746561
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6029 Paseo Acampo
Carlsbad, California 92009
760-840-9409
(Address, including zip code, and telephone number, including area code, of registrant’s Chief Executive offices)

Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real South
Boca Raton, Florida 33432
(561) 416-8956 (telephone number)
(561) 416-2855 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real South
Boca Raton, Florida 33432
(561) 416-8956 (telephone number)
(561) 416-2855 (facsimile)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price per share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)
Common Stock, par value $.01 per share	1,100,000	$0.10	$110,000	$12,77
Total	1,100,000	$0.10	$110,000	$12.77

(1) There is no market for our common stock. Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely to compute the registration fee amount based on recent prices of private transactions. We have arbitrarily determined the offering price.
(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001161 of the maximum aggregate offering price.
(3) Represents shares of our common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling shareholders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

SUBJECT TO COMPLETION, DATED AUGUST 1,  2011
PROSPECTUS
DEVELOPMENT CAPITAL GROUP, INC.
1,100,000 Shares of Common Stock

Our selling shareholders are offering up to 1,100,000 shares of common stock at $0.10 per share until our shares are quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTC Bulletin Board.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page __.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2011.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling shareholders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

TABLE OF CONTENTS
PROSPECTUS SUMMARY	4

RISK FACTORS	6

NOTE REGARDING FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	13

EQUITY ISSUANCES AND PRICING	13

SELLING SECURITY HOLDERS	13

PLAN OF DISTRIBUTION	15

LEGAL PROCEEDINGS	17

DESCRIPTION OF SECURITIES	17

DESCRIPTION OF BUSINESS	15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27

DESCRIPTION OF PROPERTY	27

INTEREST OF NAMED EXPERTS AND COUNSEL	27

DISCLOSURE OF COMMISSION POSITION ON 490 FOR SECURITIES LIABILITIES	28

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

EXECUTIVE COMPENSATION	31

EXHIBITS	38

FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire Prospectus, including “Risk Factors” beginning on page 6, and the financial information beginning on page F-1, before making an investment decision.

Development Capital Group, Inc. is referred to herein as “we”, “us” or “our”.

Corporate Information

We were incorporated in the state of Florida on September 27, 2010. Our address is 6029 Paseo Acampo, Carlsbad, California 92009 and our telephone number is 760-840-9409.

Our Business

We are a development stage company formed in the state of Florida on September 27, 2010 to serve as a liaison between our customers who are in need of transportation services for their cargo and transportation providers who will deliver our customers’ cargo. We match our customers with transportation providers who provide shipping by truckload and less than truckload within the United States based upon delivery requirements, transportation routes, type of shipment, equipment requirements, shipment size and price. Our prices are determined on a shipment-by-shipment basis to accommodate our customers’ needs based on the transportation provider selection, size and type of shipment, distance and route. We do not own transportation vehicles or equipment used to transport freight, including trucks and/or trailers.

As noted in more detail in our Business Section beginning at page 16, we have developed our business plan, as follows:

•	Selecting and securing our domain address and planning to expand the content of our website;

•	Locating potential transportation providers to transport cargo for our customers;

•
Conducting due diligence on transportation by determining whether each provider holds business licenses, liability insurance and whether the transportation provider was cited or otherwise violated Environmental Protection Agency, Department of Commerce, or Department of Transportation regulations (or their state equivalents) or whether any other derogatory public information exists regarding the transportation provider;

•
Organizing our transportation providers by their available routes, transportation capabilities (i.e. truck types and engine abilities), trailers and cargo size capabilities, equipment characteristics (i.e. refrigerated) and delivery time;

•
Securing various agreements with companies that: (a) will provide shipping services to our customers; or (b) are in need of our services to arrange transportation services for their cargo; or (c) need our services to locate transportation providers for their customers.

Our operations are primarily directed by our Chief Executive Officer, Andriy Korobkin, who devotes full time to our business and secondarily by our Secretary/Treasurer, Lidiya Tregeub, who also devotes full time to our business. Our Chief Financial Officer works on a part-time basis for 24 hours per week.

From October 2, 2010 to March 6, 2011, we raised $20,200 from the sale of our common stock in a private placement. Of the private placement proceeds, we used $8,500 to pay for legal fees associated with this registration statement. Of the amount raised in our private placement offering  $11,700 remained as of June 30, 2011 and is reflected in our total cash and cash equivalents of $22,132 as of such date.

From our inception on September 27, 2010 through June 30, 2011, we had revenues of  $28,773. Prior to this registration statement becoming effective, our operating costs were approximately $18,000 annually or $1,500 monthly including phone, internet, webhosting and fees we pay to cargo carrier websites. We anticipate spending an additional $8,000 on advertising for our transportation intermediary services after this offering. As such, after this offering, our operating costs will increase by approximately $50,000 annually or $4,167 monthly because of our anticipated advertising costs of $8,000 and $42,000 of costs associated with being an SEC reporting company. We require aggregate funds of approximately $68,000 over the next 12 months or $5,667 monthly for operating costs after this offering representing $18,000 for annual phone, internet, webhosting and fees paid to cargo carrier websites, $8,000 for advertising and $42,000 for our reporting costs as a public company. Our revenues to date are insufficient to pay our pre or post offering costs. Because our anticipated monthly costs are $5,667 to continue our operations and as of June 30, 2011 we had funds available of only $22,132 we can only fund our operations until approximately October 1, 2011 unless we generate material operating revenues or receive additional debt or equity funding. We do not have any plans or specific agreements for sources of funding.. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no  agreement obligating him to do so.  Should we be unable to generate sufficient revenues to pay our monthly operating expenses of $5,667 after this offering if we are unable to obtain funding we may be forced to limit or discontinue business.

The Offering

Selling shareholders are offering up to 1,100,000 shares of our common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board, commonly referred to as OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
There is no assurance that:

•	our securities will ever become qualified for quotation on the OTC Bulletin Board ; or

•	that the selling shareholders will sell their shares; or

•	that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board .

To be quoted on the OTC Bulletin Board , a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 and will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may negatively affect the ability of selling shareholders or other holders to sell their shares in the secondary market and/or reduce the trading activity level of our shares in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities with a corresponding decrease in our securities price, if our securities become quoted on the OTC Bulletin Board . Therefore, our shareholders will, in all likelihood, find it difficult to sell their securities.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes beginning on page F-1 before making an investment decision.

Statement of Operations Data
	From September 27, 2010 (Inception) to June 30, 2011
R Revenue from operations		$28,773

Total costs and expenses		$53,541

Net loss for the period		$(24,768)

Net loss per weighted share, basic and fully diluted	$	(0)

Weighted average shares outstanding, basic and fully diluted		$5,476,522

Balance Sheet Data
As of June 30, 2011
Current assets	$31,332
Working capital	$31,332
Tot al assets	$31,332
Total liabilities	$0
Total stockholders’ equity	$31,332

Use of Proceeds

We will incur all costs associated with this registration and Prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered by the Selling shareholders.

Description of our Common Stock

Our authorized capital stock consists of 490,000,000 shares of common stock, each with a par value of $.001, and 10,000,000 shares of preferred stock, each with a par value of $.001. We have 11,220,000 shares of our common stock and no shares of our preferred stock issued and outstanding. For further information regarding our common stock, refer to “Description of Securities” beginning on page ___.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Note Regarding Forward Looking Statements” on page 21of the Prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock, if quoted, could decline, or you may lose part or all of your investment.

Risks Related to Our Financial Condition and Business Model

We are an early stage trucking company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were recently formed and began our operations only in September 2010.  From our September 2010   inception to June 30, 2011, we have had revenues of only $28,773. Accordingly, we have little if any valuable historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by development stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage trucking company, and whether we will ever become profitable.

Because we will be operating our trucking business on a fee basis through transportation providers that have transportation equipment, we will be foregoing revenue that we could have otherwise received.

We do not operate our own trucks from which we would otherwise receive more revenues from each individual contract. As a company that uses owner operated vehicles and third party ground carriers, our revenue is derived solely from fees we receive based on our locating/contracting with a transportation provider to directly provide transportation services. Accordingly, because our revenue source is limited to those fees, but lacks revenues from direct use of trucks and trailers, which we do not have, we may be unsuccessful in generating sufficient revenue to compete in the transportation business or to become profitable.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

From our September 2010 inception until June 30, 2011, our revenues totaled only $28,773. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. After this registration statement is declared effective our operating expenses will be approximately $5,667 per month or $68,000 annually. We will require $1,500 per month or $18,000 over the next twelve months to meet our existing operational costs, which consist of phone, Internet, web hosting and fees paid to cargo carrier websites, $8,000 for advertising and $42,000 to comply with the costs of being an SEC reporting company. As of June 30, 2011 we had only $22,132 of cash and cash equivalents for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $5,667 we will not have available cash for our operating needs after approximately September 30, 2011. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no  agreement obligating him to do so. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that these costs will be approximately $ 42 ,000 per year. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our revenues are highly concentrated in three customers and two transportation providers, which account for 100% of our revenues; our revenues could be reduced if any of these customers reduce their orders from us or they cease using our services.

We currently have only 3 customers who use our services to ship their cargo upon which we have become dependent. Since our inception to June 30, 2011, we have generated revenues of $9,000 from Arcadia International, $3,551 from Pacific West Trading and $7,020 from Svitko Enterprise, our 3 shipping customers. Since our inception through June 30, 2011, we generated only limited revenues of $1,500 from Safe Cargo and $5,000 from Landtrop Express, our transportation providers. As a result, our revenues are highly concentrated in only 3 shipping customers and 2 transportation providers, which account for 100% of our revenues. Should and one or more of our customers decrease their orders to us or cease to use our services, our revenues and results of operations will be negatively affected.

We may issue additional shares of our common stock to raise capital that will cause dilution to our existing shareholders.

The most likely source of additional capital to conduct our business will be through the sale of our common stock, which we are unable to engage in during the pendency of our S-1 Registration Statement before the Commission. Any sales of our common stock will result in dilution to our existing shareholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. Further, the perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a reduction in the selling price of our common stock.

Events beyond our control may negatively affect our potential revenues and profitability.

Our operations are directly related to economic events that may negatively affect our operations, revenues and gross margins, including:

•	Increases in the price of gasoline;

•	Increases in gasoline taxes on gasoline;

•	Increases in transportation related taxes;

•	Transportation strikes;

•
Increases in costs of customers and/or our transportation providers, who would normally use our services, but chose to perform the services we would otherwise provide themselves as cost saving measures;

•	Transportation strikes;

•
If federal or state regulators impose regulations that require lower emissions in trucks, the costs associated with the new emission standards for truck operators will materially increase, the increased costs of which we will also assume in our business.

Should any one or a combination of these events occur, our potential revenues and profitability may be negatively affected.

The failure of our third party truck operators to comply with government regulations may negatively affect our operations.

The transportation providers that we rely upon to transport our customers’ shipments are subject to federal, state and local laws and regulation, including environmental regulation, laws regulating health, product safety and labor practices and additional government regulation that may be enacted in the future. These regulations may negatively impact our ability to develop and market our product and may increase our costs and pricing as well as that of our transportation providers, which would have a direct impact on our potential profitability.

We are dependent upon the availability and performance of third party truck operators.

We rely upon the availability and performance of third party truck operators to affect transport of shipments. Should we be unable to locate available truck operators or if they are unreliable and do not provide their services in a satisfactory manner, our brand name reputation and revenues will be negatively affected and/or we may be forced to cease operations.

We will encounter competition from other trucking companies and intermediaries that may prevent us from becoming profitable.

Our competitors consist of other truck intermediary companies, self-owned operator vehicle companies, freight forwarders and nationwide, regional and local trucking companies. Our competitors have greater financial, technical and marketing resources than we do, as well as greater brand name recognition. Should we fail to effectively compete and differentiate ourselves from competitors by developing new business ideas and strategies that will differentiate us from our competition, we will not compete effectively, and our market share, revenues, and growth prospects may be adversely affected and we may be forced to reduce prices and/or limit price increases, which may result in materially reduced margins, net income or market share.
Risks Related to Our Management

Our management has voting control of our common stock and our shareholders will have limited or no input on any management decisions.

We are controlled by our Chief Executive Officer and Director Andriy Korobkin and his spouse, Viktoriya Korobkin, who is our Chief Financial Officer and Director. Collectively, Andriy and Victoriya Korobkin control more than 70% of our voting stock and control our board of directors. Further, as our officers, they will manage our day-to-day operations. Even if matters are submitted to a shareholder vote, they will be able to control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in our management. Unless you are willing to entrust all aspects of our business and operations to Andriy and Viktoriya Korobkin, you should not invest in our shares of common stock

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend upon the services of our key executives, Andriy Korobkin, our Chief Executive Officer, Viktoriya Korobkin, our Chief Financial Officer and Lidiya Tregub, our Secretary and Treasurer. We do not have employment contracts with any member of our management and we do not maintain key man life insurance on any of our key executives. Should we lose either or any member of our management’s services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Our management has no experience in managing day-to-day public company; as a result, we may incur additional management related expenses pertaining to SEC reporting obligations and SEC compliance matters.

Our Chief Executive Officer, Andriy Korobkin and Chief Financial Officer, Viktoriya Korobkin are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to management and will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures and to otherwise comply with other securities law provisions, our costs will increase and negatively affect our results of operations, cash flow and financial condition. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities laws violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have an audit or compensation committee, or an audit or compensation committee or board of directors as a whole that is composed of independent directors These functions are performed by the board of directors as a whole. Because no members of the board of directors are independent directors, there is a potential conflict between their or our interests and our shareholders’ interests since board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Although our executive officers receive no compensation currently, we plan to pay them salaries in the future under specified conditions.

Andriy Korobkin, our Chief Executive Officer, Viktoriya Korobkin, our Chief Financial Officer and Lidiya Tregub, our Secretary and Treasurer currently receive no compensation. We have no written employment agreements with Andriy Korobkin, Viktoriya Korobkin, or Lidiya Tregub; however, they have orally agreed if funds are available to take salaries of $60,000, $40,000 and $30,000, respectively if and only if we achieve significant profitable operations for a period of at least 6 consecutive months of at least $150,000 per year on an annualized basis, and then only if they exercise of their fiduciary duty to stockholders.

Because our management consists of family relationships, there may be conflicts of interests that may not be resolved in our favor.

All of our officers and directors are related to one another. Their family relationships in the conduct of our business may come into conflict with our interests and those of our minority stockholders. You should carefully consider these potential conflicts of interest before deciding whether to invest in our common stock shares. We have not yet adopted a policy for resolving these conflicts of interests. Our directors’ and officers’ potential conflicts of interest as of the date of this Prospectus as a result of their family relationships are:

•	Our Chief Executive Officer, Andriy Korobkin is the spouse of our Chief Financial Officer, Viktoriya Korobkin; and

•	Our secretary and treasurer, Lidiya Tregub is the mother of Viktoriya Korobkin.
Additionally, our officers are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. While our Chief Executive Officer, Andriy Korobkin and our secretary and treasurer, Lidya Tregub, devote full time attention to our business, they are not contractually required to devote full time services to us and may be unable or unwilling to do so in the future. In the future, our officers may engage in other business activities, investments and business opportunities that may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining which entity, including us that a particular business opportunity should be presented to. They may also in the future become affiliated with entities engaged in business activities similar to those we intend to conduct.

Our Chief Financial Officer devotes limited time to our business, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability.

Viktoriyz Korobkin, our Chief Financial Officer is employed elsewhere and currently devotes only 24 hours to our business. Our Chief Executive Officer and Secretary/Treasurer devote full time to our business; however, they are under no contractual obligation to do so and in the future our currently full time officers and directors may spend limited time on our business. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this Prospectus.

The ten cents ($0.10) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent counsel or appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of any real underlying share value that our selling shareholders are offering. We urge all prospective investors to seek counsel with their legal, financial or tax advisor , or other trusted professional regarding the offering price, the offering terms, and the advisability of investing in the common stock shares, or not.

The common stock shares being offered in this Prospectus are an illiquid investment and their transferability is subject to significant restriction.

There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale or transferability within the near future, or at all. Even if we do obtain a quotation, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, the purchaser of the common stock shares should consider that their shares may be illiquid and/or present difficulties in their sale or transferability.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”. We will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. Rule 15g-9 defines an “established customer” as any person for whom the broker or dealer or a clearing broker acting on behalf of such broker or dealer carries an account, and who in such account: (i) has effected a securities transaction, or made a deposit of funds or securities, more than one year previously or (ii) has made three purchases of penny stocks that occurred on separate days and involved different issuers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.
Our common stock will not initially qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Although we will be a mandatory reporting company under Section 15(d) of the Securities Act of 1933 until and through fiscal year end March 31, 2012, if we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2012, including a Form 10-K for the year ended March 31, 2012, assuming this registration statement is declared effective before March 31, 2012. If this registration statement is declared effective we intend to immediately voluntarily to file a registration statement on Form 8-A pursuant to Exchange Act Section 12(g), which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 500 shareholders and total assets of more than $10 million on March 31, 2012. If we do not file a registration statement on Form 8-A at or prior to March 31, 2012, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

We are subject to the Florida anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless the:

•	transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•
interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future services ;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;
•	statements regarding competition in our market; and

•	assumptions underlying statements regarding our business or us.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law; we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. However, the Private Securities Litigation Reform Act of 19 95 is unavailable to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering. Because we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the disclosures provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. The principal reason for this offering is to register the shares on behalf of our selling shareholders and to become a voluntary SEC reporting company.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board , we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

EQUITY ISSUANCES AND PRICING

Offering Price per Share	$0.10	*
Share Price of 8,000,000 shares paid by co-founders, Andriy and Victoriya Korobkina	$0.001	**
Tangible Book Value Per Share as of June 30, 2011	$0.00

*We have arbitrarily determined our offering price of ten cents ($0.10) per share
** See note 7 to our Audited financial statements.

SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration under Section Regulation S and Rule 506 of Regulation D of the 1933 Act in exempt transactions.

Since our inception, we have received an aggregate of $20,200 from private offerings of our securities. Our selling shareholders are composed solely of shareholders that paid cash consideration for their shares. We sold a total of 2,200,000 common shares to 49 accredited investors from October 2, 2010 to March 6, 2011 in exchange for proceeds of $11,000 or a per common share price of $0.005. We also sold 4,000,000 common shares to our Chief Executive Officer, Andriy Korobkin and 4,000,000 common shares to our Chief Financial Officer, Viktoriya Korobkin, for total proceeds of $9,200 or a per common share price of $0.00115. These sales reflect the only sales we made to investors in return for cash consideration.

We are registering a total of 1,100,000 common shares, which represents 10% of our outstanding common shares. The 1,100,000 common shares being registered were acquired by the selling shareholders between October 2, 2010 and March 6, 2011, as described in the preceding paragraph. The shares held by Andriy Korobkin and Viktoriya Korobkin are not being registered.

The selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or has been affiliated with a broker-dealer. Additionally, none of the selling security holders have a business relationship with us other than Lidiya Tregub who is our secretary, treasurer and director.

Shareholder Name (first, middle, last)	Total Shares Owned	Issue Date	Shares Registered	Remaining Shares If Sold	% Before Offering	% After Offering*
Michael Richard Kolyvayko1	20,000	10.02.2010	10,000	10,000	<1%	<1%
Larisa Kolyvayko2	20,000	10.03.2010	10,000	10,000	<1%	<1%
Ararat Martirosov	20,000	10.04.2010	10,000	10,000	<1%	<1%
Irina Edwards	20,000	10.03.2011	10,000	10,000	<1%	<1%
Dmitriy M Kolyvayko3	20,000	10.03.2010	10,000	10,000	<1%	<1%
Yekaterina V Kolyvayko4	20,000	10.04.2010	10,000	10,000	<1%	<1%
Lidiya Tregub5	20,000	10.02.2010	10,000	10,000	<1%	<1%
Antonina Kolchanova	20,000	10.06.2010	10,000	10,000	<1%	<1%
Bulat Kazhakmetov	20,000	10.08.2010	10,000	10,000	<1%	<1%
Dmitriy Guziy6	20,000	10.06.2010	10,000	10,000	<1%	<1%
Andrii Guziy7	20,000	10.10.2010	10,000	10,000	<1%	<1%
Evgeniya Kolchanova	20,000	10.08.2010	10,000	10,000	<1%	<1%

Grigoriy Dashko 8	20,000	10.06.2010	10,000	10,000	<1%	<1%
Valentina Dashko9	20,000	10.06.2010	10,000	10,000	<1%	<1%
Elena Zhukovskaya10	20,000	10.10.2010	10,000	10,000	<1%	<1%
Gulmira Abdrakhmanova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Igor Kolchanov11	20,000	10.08.2010	10,000	10,000	<1%	<1%
Irina Oleynik12	20,000	10.10.2010	10,000	10,000	<1%	<1%
Ivan Turov	20,000	10.06.2010	10,000	10,000	<1%	<1%
Lyudmila Korobkina13	20,000	10.06.2010	10,000	10,000	<1%	<1%
Maksim Zhukovskiy14	20,000	10.08.2010	10,000	10,000	<1%	<1%
Nataliya Kolchanova15	20,000	10.08.2010	10,000	10,000	<1%	<1%
Nurpanu Kanapiyanova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Oksana Davrysh16	20,000	10.06.2010	10,000	10,000	<1%	<1%
Olena Bezmenova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Aleksandr Kerosir17	20,000	10.10.2010	10,000	10,000	<1%	<1%
Olena Povalyayeva18	20,000	10.10.2010	10,000	10,000	<1%	<1%
Olga Meleshko	20,000	10.08.2010	10,000	10,000	<1%	<1%
Roman Oleynik19	20,000	10.10.2010	10,000	10,000	<1%	<1%
Sergey Povalyaev20	20,000	10.10.2010	10,000	10,000	<1%	<1%
Sergey Timofeyev	20,000	10.08.2010	10,000	10,000	<1%	<1%
Silva Kin21	20,000	10.06.2010	10,000	10,000	<1%	<1%
Timofey Davrysh22	20,000	10.06.2010	10,000	10,000	<1%	<1%
Vyacheslav Kin23	20,000	10.06.2010	10,000	10,000	<1%	<1%
Yelena Bychuk	20,000	10.08.2010	10,000	10,000	<1%	<1%
Valentina Popova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Maryna Mitseltina	20,000	10.12.2010	10,000	10,000	<1%	<1%
Aleksandr Vishnevskiy	20,000	10.12.2010	10,000	10,000	<1%	<1%
Tatyna Kerosir	20,000	10.12.2010	10,000	10,000	<1%	<1%
Yuliya Kin	20,000	10.12.2010	10,000	10,000	<1%	<1%
Viktoriya G Massiello	200,000	03.02.2011	100,000	100,000	<1%	<1%
Nataliya P Deuchars	200,000	03.03.2011	100,000	100,000	<1%	<1%
Tamara Baker	200,000	03.03.2011	10,000	100,000	<1%	<1%
Nataliya Mazzone	100,000	03.04.2011	50,000	50,000	<1%	<1%
Konstyntyn Shevchenko	200,000	03.03.2011	100,000	100,000	<1%	<1%
Leonid Gralnic	200,000	03.05.2011	100,000	100,000	<1%	<1%
Oleksiy Kolyvayko	100,000	03.04.2011	50,000	50,000	<1%	<1%
Galina Shekhtman25	100,000	03.06.2011	50,000	50,000	<1%	<1%
Vladimir Shekhtman26	100,000	03.06.2011	50,000	50,000	<1%	<1%
All shareholders :	2,200,000		1,100,000	1,100,000
1 Michael Richard Kolyvayko is Larisa Kolyvayko’s husband.
2 Larisa Kolyvayko is Michael Richard Kolyvayko’s wife.
3 Dmitriy M. Kolyvayko is Yekaterina V. Kolyvayko’s husband.
4 Yekaterina V. Kolyvayko is Dmitriy M. Kolyvayko’s wife.

5 Lidiya Tregub is our Secretary, Treasurer and Dreasurer and is the mother of Viktoriya Korobkin, our Chief Financial Officer, Vice President and Director.
6 Dmitri Guziy is Andrii Guziy’s brother.
7 Andriiy Guziy is Dmitriy Guziy’s brother.
8 Grigoriy Dashko is Valentina Dashko’s husband.
9 Valentina Dashko is Grigoriy Dashko’s wife.
10 Elena Zhukovskaya is Maksim Zhukovskiy’s wife.
11 Igor Kolchanov is Nataliya Kolchanova’s husband.
12 Irina Oleynik is Roman Oleynik’s wife.
13 Lyudmila Korobkina is Andriy Korobkin’s mother.
14 Maksim Zhukovskiy is Elena Zhukovskaya’s husband.
15 Natalia Kolchanova is Igor Kolchanov’s wife.
16 Oksana Davrysh is Timofey Davrysh’s wife.
17 Alekzandr Kerosir is Tatyna Kerosir’s husband.
18 Olena Povalyayeva is Sergey Povalyaev’s wife.
19 Roman Oleynik is Irina Oleynik’s husband.
20 Sergey Povalyaev is Olena Povalyayeva’s husband.
21 Silva Kin is Vyacheslav Kin’wife.
22 Timofey Davrysh is Oksana Davrysh’s husband
23 Vyacheslav Kin is Silva Kin’s husband.
24 Tatyna Kerosir is Alexandr Kerosir’s wife.
25 Galina Shekhtman is Vladimir Shekhtman’s wife.
26 Vladimir Shekhtman is Galina Shekhtman’s husband and the owner of Arcadia International who is our customer.

Blue Sky
Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board , investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information about us in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports. Many states expressly recognize these manuals and a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, it may not be sustained in the future. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,100,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board , if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. All selling shareholders may be deemed underwriters.

The securities offered by this Prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. A selling shareholder may also resell all of any portion of the Shares, which qualify for sale pursuant to
Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold according to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Prospectus.

After our securities are qualified for quotation on the OTC Bulletin Board , the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board ; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board . In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under the registration statement, of which this Prospectus forms a part.

Upon such registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. We will pay all the fees and expenses associated with the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to the registration statement disclosing such matters.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its SEC reporting requirements. Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders for an order to buy or sell a specific number of shares at the current market price, the price of a stock may go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities, In order to assure that selling shareholders will offer their shares at $0.10 until our shares are quoted on the OTC Bulletin Board , we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which our assets or we are involved.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

As of the date of this Prospectus, we are authorized to issue 490,000,000 shares of common stock of which 11,220,000 are issued and outstanding.

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Florida law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to our Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. The rights terms and preferences of our preferred stock have not been established and can be designated at any time by the majority vote of our Board of Directors without a vote of our shareholders.

FLORIDA ANTI-TAKEOVER LAWS

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approves such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

RULE 144

All 11,220,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and none of those 11,220,000 shares can be resold under Rule 144 or are subject to any registration rights agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

BUSINESS

We are an early stage development business with minimal revenue generating operations. We were formed in September of 2010 and only recently developed our initial business plan. Our business plan is new and unproven. We were formed to act as a liaison between customers who are in need of transportation services for their cargo and transportation providers who provide shipping services. Since our inception, our business activities have focused primarily on the development of our business plan, researching the transportation industry, locating transportation carriers, performing due diligence on transportation carriers and evaluating the information we obtained about them. As of June 30, 2011, we had contracts with 3 shipping customers and 3 transportation providers. Our revenues from inception to date are $28, 773. We generated our first revenues of $2,730 in March of 2011. From March 2011, through June 30, 2011, we generated revenues of $26,043 from shipping customers and from transportation providers.

We presently have three officers and directors who are related to one another and are our only employees.  Our 3 officers and directors are responsible for all aspects of our operations.

We match shipping customers with transportation providers who provide shipping by truckload and less than truckload within the United States based upon delivery requirements, transportation routes, type of shipment, equipment requirements, shipment size and price. Our prices are determined on a shipment-by-shipment basis based upon the transportation provider selection, size and type of shipment, distance, route, and other individual customer needs. We do not own transportation vehicles or equipment used to transport freight including trucks and/or trailers.

From October through December of 2010, we:

•	developed our business plan;

•	selected our domain name and secured our domain address; and

•	wrote the original content for our website.

From January through February 2011, we:

•	located potential transportation providers to transport cargo for our customers;

•	determined which of those transportation providers would provide services to our customers on a non-exclusive basis as needed or on a shipment by shipment basis;

•
conducted due diligence procedures by determining whether the transportation providers had business licenses and insurance and conducted online searches on public databases to determine if there was any derogatory public information available about the transportation providers; and

•
created categories and subcategories to organize the transportation provider by routes covered and transportation capabilities such as truck types and engine abilities, trailers and cargo size accepted, equipment characteristics (i.e. refrigerated) and delivery time.

From March 2011 , we entered into the following agreements:

•	On March 1, 2011, we entered into an agreement with Landtrop Express to provide shipping services to our customers

•	On March 15, 2011, we entered into an agreement with Argo Transportation to locate transportation providers for their customers.

•	On March 15, 2011, we entered into an agreement with Safe Cargo to provide shipping services to their customers.

•	On May 20, 2011 we entered into an agreement with Pacific West Trading to locate transporters for their cargo.

•	On June 1, 2011 an agreement with Arcadia International to locate and arrange transportation services for their cargo.

•	On June 4, 2011 we entered into an agreement with Svitco Enterprise, to locate transportation providers for their cargo.

In June 2010, we determined that our website had inadequate information to become an effective informational and marketing device.  We removed the website from public view and began redesigning our website to include updated content and more detail about the services we offer, shipping options such as size, refrigeration, delivery time, price information, packing information, our due diligence procedures regarding our transportation providers, how we select the transportation providers we use, third party insurance information, geographic coverage, dangerous goods shipping requirements and other regulations related to shipment of cargo. We are also adding a feature that allows a customer to submit a quote request by filling out a questionnaire online. After the quote request is received we will provide a quote and invoice which the customer will be able to pay by credit card online. We expect our website to be operational by September 15 , 2011.

Our Services.

We offer three shipping services to our customers;

•	Truckload. We offer truckload services including dry vans, temperature-controlled units and flatbeds.

•	Less than Truckload. We offer shipment services for the shipment of single or multiple pallets of freight.

•
Logistics Services. In addition to arranging for transportation, we review the transportation provider’s charges and payment to transportation carrier. We do not charge fees for our logistic services and provide these services as part of our customer service to our customers.

Our customers communicate their transportation needs to us by telephone, facsimile, or email. Upon receiving a request for transportation services, we recommend an appropriate transportation provider to meet our customers’ requirements. We enter into contracts with both our customer and the transportation provider for a specific transportation order.

We offer our services across a wide range of industries, such as manufacturing, construction, consumer products, fresh food and retail. We offer transportation and logistics services to our clients on a shipment-by-shipment basis, which are typically priced to our carriers on a spot, or transactional, basis.

Our Services to Date

During May 2011, we provided Pacific West Trading Inc. with shipping services provided by our transportation provider, Land Trop Express for less than truckload delivery of plastic parts from Nashville, North Carolina to Brooklyn, New York. Our logistic services consisted of determining which of our third-party transportation providers (i) offered transportation services to the point of delivery (ii) had enough truckload size available on the dates required; (iii) could meet delivery schedule of Pacific West Trading Inc. and (iv) offered the best shipping rates for the particular shipment.  We selected Land Trop Express as the transportation provider for this shipment based upon prices charged, their ability to provide less than truckload services, delivery route and ability to meet the delivery date required by Pacific West Trading.

During June 2011, we provided our largest customer, Arcadia International with transportation services provided by our transportation provider who was Land Trop Express. The shipment consisted of delivery of a full truckload shipment which required the pick up and delivery of vehicles from multiple locations in the United States to a final destination in Long Beach, California. Our logistic services consisted of our Chief Executive Officer determining which of our third party transportation providers (i) offered transportation services to the various pick up locations for the vehicles  and the point of delivery (ii) had full truckload size available on the dates required; (iii) could meet delivery schedule of Arcadia International and (iv) offered the best shipping rates for the shipment. We selected Land Trop Express as the transportation provider for this shipment based upon their ability to pick up the cargo from various pick up locations, prices charged as well as their ability to provide the size and type of vehicle required on the delivery date required by Arcadia International.

During June 2011, we provided Svitco Enterprise Inc. with shipping services provided by our transportation provider, Land Trop Express for delivery of a less than truckload shipment of auto parts from different cities in the California to Sacramento, California. Our logistic services consisted of determining which of our third party transportation providers (i) had equipment for a less than truckload size shipment which would provide additional packing protection within the transporting vehicle to protect the cargo from any damage to certain of the auto parts which could otherwise be damaged if not packed securely with padding; (ii) offered transportation services to the point of delivery within the time required by Svitco Enterprise; and (iii) offered the best shipping rates for the shipment. We selected Land Trop Express as the transportation provider for this shipment based upon prices charged, their ability to provide a less than full truckload  with additional packing protection for the cargo and their ability to deliver the shipment at the delivery destination on the delivery date requested by Svitco Enterprise.
During June 2011, we provided Pacific West Trading Inc. with shipping services provided by our transportation provider, Safe Cargo for less than truckload delivery of plastic parts from St. Louis, Missouri to Dupo Ilinois. Our logistic services consisted of determining which of our third-party transportation providers (i) offered transportation services to the point of delivery (ii) had enough truckload size available on the dates required; (iii) could meet delivery schedule of Pacific West Trading Inc. and (iv) offered the best shipping rates for the particular shipment. We selected Safe Cargo as the transportation provider for this shipment based upon prices charged, their ability to provide less than truckload services, delivery route and ability to meet the delivery date required by Pacific West Trading.

Our Transportation Providers

Through third party transportation providers, we offer truckload and less than truckload services to our customers. We have located twenty transportation providers whose shipping services we can offer to our customers. These transportation providers include national trucking companies, mid-sized fleets, small fleets and owner-operators of single trucks. We are not dependent on any one transportation provider. We select transportation providers based on their ability to effectively serve our clients with respect to price, technology capabilities, geographic coverage and quality of service. We currently maintain quality control procedures by obtaining documentation to ensure each transportation provider is properly licensed and insured, and has an adequate safety rating. In addition, we collect information on the transportation providers regarding capacity, pricing trends, reliability, quality control standards and overall customer service. We conduct these procedures in our attempt to provide our clients with reliable transportation services from the transportation provider we select for their shipment.

We plan to negotiate favorable rates from transportation providers by attempting to fill excess capacity on their vehicles on traditionally empty routes and therefore offsetting their substantial overhead costs. In addition, we plan to continually locate new transportation providers through transportation provider websites and trade journals that broadens each transportation provider's customer base. To date we have agreements with three transportation providers.  During March of 2011 we entered into agreements with three transportation providers, Landtrop Express, Argo Transportation and Safe Cargo.

Our Shipping Customers

We offer our services to business owners in any industry who require transportation services for their products. To date, we have obtained customers that ship products such as automobile, parts, plastic scrap, lumber and perishable and nonperishable food products across the United States.

We enter into contracts with our business customers, generally with a one-year term, to locate shippers for their transportation requirements. We presently have contracts with three customers: Svitko Enterprise, Pacific West Trading and Arcadia International all of which are described under the heading Material Contracts below on page 23 . Arcadia International is owned by our stockholder Vladimir Shekhtman, who holds 100,000 shares of our common stock.  We entered into agreements with our 3 shipping customers in May and June of 2011; as such, all are  new business relationships. There is no assurance that we will generate material revenues from our relationship with these 3 customers. Since our inception to date, we have generated revenues of $9,000 from Arcadia International, $3,551 from Pacific West Trading and $7,020 from Svitko Enterprise.

We locate customers who need shipment of cargo from third party websites that match shippers with transporters, and by word of mouth. Once we complete our website, we plan to conduct Internet advertising, ads on Craigslist® and to locate additional customers through print advertising and mailers to specific target groups such as college students, retailers and wholesalers who ship cargo.

Dependence Upon One or a Few Shipping Customers

We currently have only 3 shipping customers and are dependent upon these 3 customers. Since our inception to date, we have generated revenues of $9,000 from Arcadia International, $3,551from Pacific West Trading and $7,020 from Svitko Enterprise.  As a result, our revenues are highly concentrated in only 3 customers which accounts for approximately 68% of our revenues, and our revenues could decline if these customers do not use our services.

Pricing

We generate revenues from the following:
Mark-up fees – We receive mark-up fees from our customers that are in need of transportation services through our transportation providers. We receive a quoted fee from the transportation provider representing driver salary cost, diesel cost, and truck usage cost. Once we receive the quoted fee, we add a certain percentage mark-up fee to our customer price. To date, we have charged a mark-up of 10% to our customers; however, our management may at their discretion change the percentage mark-up below or above 10%.

Fixed fees – We receive fixed fees from our shipping customers who are in regular need of our services to locate a transportation carrier that will move full load cargo at the same distance from departure to destination point. For instance, we now have a customer, Arcadia International who is in need of our services for full cargo transportation on a regular basis from Los Angeles to San Antonio. We receive a specified amount from the shipper, i.e. $2,500, and then we typically pay 10% less than that amount to the transportation carrier, i.e. $2,250. Therefore, we earn the difference between the fee charged to the customer shipping cargo and the fee charged by the transportation provider.

Freight broker fees – We receive freight broker fees from transportation brokers that are in need of our services to locate a transportation company to move cargo for the freight broker’s customer; therefore, we connect a transportation carrier with a cargo broker. In this instance, the freight broker typically pays us a 10% fee of the total transportation cost; however, at any time, we may change to less or more of a percentage then the 10% fee.

Competitive Business Conditions

Our competitors consist of other truck intermediary companies, companies that operate their own operator vehicles, freight forwarders, nationwide, regional and local trucking companies. Our competitors have greater financial, technical, marketing, and sales resources than we do, as well as greater brand name recognition. To complete with our competitors, we plan to:

(i) develop a user friendly appealing website to serve our customers;

(ii) offer online quotes and credit card payments;

(iii) offer competitive prices by developing relationships with a large number of transportation providers so that we can determine the most cost effective shipping options available to our customers;

(iv) develop incentives for repeat customers such as discount coupons; and

(v) develop incentives for shippers who provide us with preferential rates

Employees

We only have three employees consisting of our Chief Executive Officer, Andriy Korobkin, who works full time on our business, our Chief Financial Officer, Victoria Korobkin, who is also our Chief Executive Officer’s wife, who devotes 24 hours per week to our business and our secretary and treasurer, Lidiya Tregub who devotes approximately 40 hours per week to our business.

Material Agreements

Customers

Svitco Enterprise

On June 4, 2011, we entered into a non-exclusive agreement with Svitco Enterprise, a California Corporation who is engaged in the business buying and selling auto parts and installations. Under the agreement, we agreed to locate transporters for their shipments.. In exchange, we agreed to charge a fee of no more than a 10% mark up over that of the transportation provider. Svitco is required to pay for our services within 10 days after receiving the invoice. The term of the agreement is one year and may be cancelled only for cause.

Pacific West Trading

On May 20, 2011, we entered into a non-exclusive agreement with Pacific West Trading, a California corporation that is engaged in the business of collecting and selling plastic products, to locate transporters for their shipments. In exchange, we agree to charge a fee of no more than a 10% mark up over that of the transportation provider. Pacific West Trading is required to pay for our services within 7 business days after receiving the invoice. The term of the agreement is one year and may be cancelled only for cause.

Arcadia International

On June 1, 2011, we entered into an exclusive agreement with Arcadia International, a California company owned by Vladimir Skekhtman who holds 100,000 shares of our common stock.  Arcadia International is engaged in the business of buying and selling trucks, cars, trailers, boats and other mechanical items to locate and arrange transportation services for their cargo. Arcadia agrees not to use any transportation intermediaries other than us so long as we are able to provide them with transportation intermediaries who meet their needs. In exchange, we agreed to charge a fee of no more than a 10% mark up over that of the transportation provider. Arcadia is required to pay for our services within 10 business days after receiving the invoice. The term of the agreement is one year and may be cancelled only for cause.

Transportation Providers

Argo Transportation

On March 15, 2011, we entered into a non-exclusive agreement with Argo Transportation, Inc., a fully licensed Department of Transportation freight broker. The agreement provides that Argo Transportation will provide transportation services to our customers. The agreement term is for a term of one year and may be terminated with thirty-days notice. The agreement provides that the rate and charges for the freight transportation will be reasonable and be approximately equivalent to the prevailing rates and charges for the same carriers. Rates will be agreed upon at the time that we request transportation services. The Agreement has a term of one year. We are required to pay Argo Transportation for its services within thirty (30) days of the invoice date.

Safe Cargo

On March 15, 2011 we entered into a non-exclusive agreement with Safe Cargo, Inc., a Department of Transportation licensed carrier. The agreement provides that as “agent” we will offer for shipping services on behalf of Safe Cargo and Safe Cargo agrees to provide the services by suitable motor truck equipment. As the transportation provider in the agreement, Safe Cargo is required to pay us a net rate commission for each customer shipment that we provide to them. The net rate will be the amount that will be agreed upon prior to shipment and be based upon various factors such as cost of fuel, type of shipment, distance, route and cost to Safe Cargo. The agreement provides for a maximum weight of 80,000 pounds and maximum rate of 10% of the total price of the cargo on each load. The agreement may be cancelled upon thirty day notice. The agreement has an open term and is effective until canceled by either party upon thirty (30) days' prior written notice to the other. We are required to pay Safe Cargo for its services within thirty (30) days of the invoice date.

Landtrop Express

On March 1, 2011, we entered into a non-exclusive agreement with Landtrop Express, an owner operator licensed by the Department of Transportation, to provide our customers with transportation delivery services for commodities and cargo. The agreement is for a one year term and may be cancelled with thirty days notice. We are required to pay Landtrop for its services within sixty (60) days of the invoice date. Landtrop Express agrees to secure all permits, licenses and approvals for the freight transportation. We agree to pay rates based upon a mark up of the cost of fuel according to the schedule below in conformity with the Federal Motor Carrier Safety Administration and other regulatory bodies.

Rates
Fuel Price	Fuel Price	Rate per Mile	Fuel Price	Fuel Price	Rate per Mile

$ 1.250	$ 1.299	$1.26	$ 3.150	$ 3.199	$1.64
$ 1.300	$ 1.349	$1.27	$ 3.200	$ 3.249	$1.65
$ 1.350	$ 1.399	$1.28	$ 3.250	$ 3.299	$1.66
$ 1.400	$ 1.449	$1.29	$ 3.300	$ 3.349	$1.67
$ 1.450	$ 1.499	$1.30	$ 3.350	$ 3.399	$1.68
$ 1.500	$ 1.549	$1.31	$ 3.400	$ 3.449	$1.69
$ 1.550	$ 1.599	$1.32	$ 3.450	$ 3.499	$1.70
$ 1.600	$ 1.649	$1.33	$ 3.500	$ 3.549	$1.71
$ 1.650	$ 1.699	$1.34	$ 3.550	$ 3.599	$1.72
$ 1.700	$ 1.749	$1.35	$ 3.600	$ 3.649	$1.73
$ 1.750	$ 1.799	$1.36	$ 3.650	$ 3.699	$1.74
$ 1.800	$ 1.849	$1.37	$ 3.700	$ 3.749	$1.75
$ 1.850	$ 1.899	$1.38	$ 3.750	$ 3.799	$1.76
$ 1.900	$ 1.949	$1.39	$ 3.800	$ 3.849	$1.77
$ 1.950	$ 1.999	$1.40	$ 3.850	$ 3.899	$1.78
$ 2.000	$ 2.049	$1.41	$ 3.900	$ 3.949	$1.79
$ 2.050	$ 2.099	$1.42	$ 3.950	$ 3.999	$1.80
$ 2.100	$ 2.149	$1.43	$ 4.000	$ 4.049	$1.81
$ 2.150	$ 2.199	$1.44	$ 4.050	$ 4.099	$1.82
$ 2.200	$ 2.249	$1.45	$ 4.100	$ 4.149	$1.83
$ 2.250	$ 2.299	$1.46	$ 4.150	$ 4.199	$1.84
$ 2.300	$ 2.349	$1.47	$ 4.200	$ 4.249	$1.85
$ 2.350	$ 2.399	$1.48	$ 4.250	$ 4.299	$1.86
$ 2.400	$ 2.449	$1.49	$ 4.300	$ 4.349	$1.87
$ 2.450	$ 2.499	$1.50	$ 4.350	$ 4.399	$1.88
$ 2.500	$ 2.549	$1.51	$ 4.400	$ 4.449	$1.89
$ 2.550	$ 2.599	$1.52	$ 4.450	$ 4.499	$1.90
$ 2.600	$ 2.649	$1.53	$ 4.500	$ 4.549	$1.91
$ 2.650	$ 2.699	$1.54	$ 4.550	$ 4.599	$1.92
$ 2.700	$ 2.749	$1.55	$ 4.600	$ 4.649	$1.93
$ 2.750	$ 2.799	$1.56	$ 4.650	$ 4.699	$1.94
$ 2.800	$ 2.849	$1.57	$ 4.700	$ 4.749	$1.95
$ 2.850	$ 2.899	$1.58	$ 4.750	$ 4.799	$1.96
$ 2.900	$ 2.949	$1.59	$ 4.800	$ 4.849	$1.97
$ 2.950	$ 2.999	$1.60	$ 4.850	$ 4.899	$1.98
$ 3.000	$ 3.049	$1.61	$ 4.900	$ 4.949	$1.99
$ 3.050	$ 3.099	$1.62	$ 4.950	$ 4.999	$2.00
$ 3.100	$ 3.149	$1.63	$ 5.000	$ 5.049	$2.01

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of June 30, 2011 and the financial statements for the period September 27, 2010 (Inception) to June 30, 2011 included herein . The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Note Regarding Forward Looking Statements” and “Risk Factors”.

General discussion

We are a development stage entity incorporated in the State of Florida on September 27, 2010. We are in the business of providing transportation and logistics services on an agency basis for a wide range of manufacturing, industrial and retail customers. Our business is to locate transportation providers for our customers and for freight brokers who require transportation providers for their customers. Readers are referred to the cautionary statement, which addresses forward-looking statements made by us.

Overview

We are an early stage development business with limited revenue generating options and we do not expect to generate material revenues, if ever, until the second quarter of 2012. We are currently focused on expanding our network of transportation providers, shipping customers and brokers from which we may obtain orders for transportation services.

Results of operations

For the Period from September 27, 2010 to June 30, 2011

For the period September 27, 2010 (Inception) June 30 2011, we generated limited revenues of only $28,773 and incurred a net loss of $24,768 or $0 per common share.  During this period, our costs were $53,541. Of this amount  non-cash compensation expenses were $30,800, professional fees for legal and accounting were $19,350 and general and administrative costs were $3391. General and administrative costs included the SEC registration fee of  $650, Edgar fees of $1,387,  miscellaneous expenses of $33 and office expenses of $1,321 for monthly telephone, internet, webhosting and cargo carrier website fees.    There are no comparable periods upon which we may compare other financial periods.

Liquidity

For the Period from September 27, 2010 to June 30, 2011
For the period from September 27, 2010 to June 30, 2011, we raised $20,200 from our initial private offering. Prior to this offering our monthly operating costs were approximately $1,500 for our fees fortelephone, internet, webhosting and fees paid to cargo carrier websites. After this offering, we estimate that we will incur additional costs of $3,500 monthly in connection with the costs of reporting as an SEC reporting company and $8000 in costs for advertising. As such, we will have an aggregate of approximately $5,667of monthly operating costs after this offering. For the period September 27, 2010 (inception) to June 30, 2011, we used $53,541for operating activities. At June 30, 2011, we had $22,132 in cash and cash equivalents available to support our operations. We will attempt to fund from our future operations, which may be insufficient to fund such amounts. We presently have assets of only $31,332as of June 30, 2011. There is no assurance our estimates of these costs are accurate.

Our monthly expenditures are estimated at $5,667including our costs as a public company and for our administrative and operational needs, which will enable us to conduct our operations until October 1, 2011. We have had revenues of only $28,773 from our inception of September 27, 2010 to June 30, 2011. If we fail to generate sufficient revenues to meet our monthly operating costs of $5,667 we will not have available cash for our operating needs after approximately October 1, 2011. We will require $68,000 over the next twelve months for operating costs. Our monthly estimated expenditures after this offering includes our existing operational costs of $18,000 for phone, internet, web hosting and fees paid to cargo carrier websites, $8000 which we expect to spend on advertising and marketing and $42,000 to comply with our costs of reporting as a public company.
.

Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no  agreement whatsoeverobligating him to do so. There are no comparable periods upon which we may compare other financial periods.
Plan of Operations

Throughout our 12 month Plan of Operations, we plan to accomplish the following:

During August through 2011:
•	Continue to identify transportation providers to provide services to our customers and complete agreements with those transportation providers; and

•
Redesign our website to include updated content and more specific information about the services we offer, shipping options such as size, refrigeration, delivery time, price information, packing information, why our third party transportation providers are reliable, how we select the transportation providers we use, third party insurance information, geographic coverage, dangerous goods shipping requirements and other regulations related to shipment of cargo. We are also plan to add a feature that allows a customer to submit a quote request by filling out a questionnaire online. After the quote request is received we will provide a quote and invoice which the customer will be able to pay by credit card online. We expect our website to be operational by September 15, 2011.

During August and September 2011
•	Develop a print mailer campaign to send to wholesalers and retailers who ship merchandise across the United States;
•	Develop a print mailer campaign to send to wholesalers and retailers who ship merchandise across the United States;

•	Locate retailers for mail campaign by internet searches for furniture stores and other retailers with large or bulk merchandise;

•	Develop an Internet advertising campaign;

•	Develop print advertisements for trade journals, yellow pages, trucking magazines and other print publications; and

•	Develop print and internet advertisements targeting certain groups who require cargo services such as college students who ship cargo at the beginning and end of school year terms.

From September 2011 through November 2011

•	Develop incentive programs for our customers such as coupons for percentages off future cargo shipments;

•	Attend trade shows to develop customer and transportation provider leads and enhance our brand name recognition;

•	Develop and Distribute a mailer for 2011 holiday shipments;

•	Develop an incentive program for freight brokers who provide us with favorable terms;

•	Develop an incentive plan for freight brokers offering a higher percentage commission if they provide us with more permanent cargos;

•	Continue to increase the transportation providers who provide services to us so we can assure we obtain the best rates; and

•	Pay a third party or Google® to obtain a first page presence on Google with key words.

During December, 2011, we will:
•	Continue to distribute a holiday mailer for our shipping services offering a holiday discount with 10% off the price of shipping services.

•	Offer our incentive plan as a holiday gift to our customers;

•	Offer our freight broker incentive plans as a holiday gift to our freight brokers who provide favorable terms and who provide us with ongoing shipments; and

•	Distribute our student back to school mailer.

January through March 2012, we will:
•
Distribute mail campaign advertising materials to wholesalers and retailers who ship merchandise across the United States, and to specialty wholesalers,furniture stores and other retailers with large bulk items; and

•	Distribute our internet mailer

April through August 31, 2012, we will:
•	Run the print ads in trade journals, yellow pages, trucking magazines and other publications selected by our Vice-president;.

•
Our Chief Executive Officer will continue to evaluate and rate our transportation providers and seek to increase the number of transportation providers that we can offer the best rates to our customers; and

•	Our Chief Executive Officer evaluate the success of failure of our marketing materials and impact on the demand for our services.

We anticipate that the cost of our 12-month plan will be approximately $68,000, which includes $8,000 for future marketing, and advertising costs paid to third parties and $42,000 in costs that we will incur in public company reporting expenses, which we will attempt to fund from our future operations. Other than the $8,000 that we estimate as the cost of printing and advertisements in third party print publications, the services above will be provided by our Chief Executive Officer and our Vice President. . Our Chief Executive Officer and director, Andriy Korobkin is responsible for the development of our incentive programs, creation of all advertisements and marketing materials, attending tradeshows and identifying and conducting due diligence on additional transportation providers. Viktoriya Korobkin, our vice president and director, is responsible for redesigning our website and locating the target groups, businesses and publications for our mailers and print ads through internet reseach. We do not anticipate hiring employees or independent contractors over the next 12 months. Currently, we believe that the services provided by our officers and directors are sufficient.

As of June 30, 2011 we had $22,132 of cash available to us and assets of $31,332. There is no assurance our estimates of our current and future costs are accurate or that our revenues will be sufficient to fund the cost of our existing operations or 12-month plan of operations. If our revenues are not sufficient to fund operations we will require additional debt or equity funding to continue our operations. Should this occur, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no agreement obligating him to do so. If we are unable to obtain required capital to fund our operations we will have to reduce 12 month plan of operations or discontinue our operations.

Off Balance Sheet Arrangements

We do not have any off-balance arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital recourses.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable. We have no investments in market risk sensitive instruments or in any other type of securities.

Financial Statements and Supplemental Data

Our financial statements, notes and supplementary data are included in pages F-1 to F-7 incorporated herein by reference.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure
None.

DESCRIPTION OF PROPERTY

Our office is located in the residence of our Chief Executive Officer and Chief Financial Officer who are married to each another. The office is approximately 600 square feet and is adequate for our needs. We pay no rent or other compensation to our officers for use of the office.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our balance sheet as of as of March 31, 2011 and the related statement of operations, stockholders’ deficit, and cash flows for the period from September 27, 2010 (inception) to March 31, 2011 were audited by Daszkal Bolton, LLP, an expert in accounting and auditing.

The legality of the shares offered under the registration statement of which this Prospectus is a part is being passed upon by Hamilton & Associates Law Group, P.A., of Boca Raton, Florida whose principal is Brenda Hamilton. Hamilton & Associates Law Group, P. A. owns 500,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Florida Corporate Law contains provisions which allow us to indemnify any person against liabilities and other expenses incurred as a result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 1607 Trinidad Avenue, Deltona, Florida 32725-5555, which is a registered transfer agent with the Securities and Exchange Commission.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2012 , including a Form 10-K for the 2010 fiscal year ended March 31, 2012 , assuming this registration statement is declared effective before that date. We intend to voluntarily file a registration statement on Form 8-A, which would subject us to all of the reporting requirements of the 1934 Act, including the SEC’s proxy rules of the SEC and subject our officers, directors and 10% stockholders to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This Prospectus does not contain all of the information set forth in the registration statement, the exhibits to the registration statement and any periodic filings. In addition, we will file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall serve until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Positions Held Since September 27, 2010
Andriy Korobkin	40	Chief Executive Officer & Director
Viktoriya Korobkin	39	Chief Financial Officer & Director
Lidiya Tregub	60	Secretary, Treasurer & Director

Andriy Korobkin

Andriy Korobkin has been our Chief Executive Officer/Director since our inception. From May 2005 to September 2007 he was a Director and Sole Owner of Action Development Logistics, Inc., a California corporation that operated as a moving company in Carlsbad, California. From December 2007 to December 2010, Andriy Korobkin was the Chief Executive Officer/Director of Development Capital Group, a Nevada Corporation located in Carson City, Nevada, which operated as a trucking company. In 1997, he received a Finance Degree with a specialization in banking from the Moscow University of Finance.

Andriy Korobkin’s experience as a Director/Sole Owner of Action Development Logistics, Inc. and his experience in the transportation industry provides the experience, qualifications, attributes and skills that we believe qualifies him to be our Director.

Viktoriya Korobkin

Viktoriya Korobkin has been our Chief Financial Officer since our inception. From 2005 until January 1, 2011, she was employed as a finance accountant adviser with Action Development Logistics, a moving company located in Carlsbad, California. Since our inception on September 17, 2010, she has been our Director. In 2003, Ms. Korobkin received a Master’s Degree in Finance from the European University of Finance located in the city of Kiev, Ukraine.

Since December 2003, she has been employed and continues to be employed as an accountant with Valley View Casino in Valley Center, California and spends approximately 20 hours per week in this position. Ms. Korobkin has no ownership interest or management involvement in the Valley View Casino.

Viktoriya Korobkin’s experience as a finance accountant adviser and accountant and her Master’s Degree in Finance provides the experience, qualifications, attributes and skills that we believe qualifies her to be our Director.

Lidiya Tregub

Lidiya Trigub has been our secretary/treasurer since our inception. From 1980 to 2006 Ms. Tregub worked as a human resource representative for the Ukrainian Tube Manufactory, located in Nikopol, Ukraine. From 2006 until September 19, 2010, she was unemployed. Ms. Tregub received a Master’s Degree in 1979 from the Institute of Psychology in the city of Donetsk, Ukraine.
Lidiya Tregub's experience in human resources provides the experience, qualifications, attributes and skills that we believe qualify her to be our Director.

Family Relationships and Other Matters

Our Chief Executive Officer and Director, Andriy Korobkin, and Our Chief Financial Officer and Director, Viktoriya Korobkin are married to one another. Ludmila Korobkin, a shareholder is the mother of Andriy Korobkin and mother-in-law of Viktoriya Korobkin. Lidiya Tregub, our Secretary, Treasurer and Director is the mother of Viktoriya Korobkin.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:
•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and
•	Having any administrative proceeding threatened against them related to their involvement in any type of business, securities, or banking activity.
Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or director compensation committee, nominating or governance committees as standing committees or other board committee performing equivalent functions. Our Board of Directors does not have an executive committee or committees performing similar functions. The three members of our Board of Directors will participate in discussions concerning the matters that are performed by these committees.

No Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Board of Directors has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, none of our current Board members are independent.

Other Directorships

None of our directors are officers and directors of other Securities and Exchange Commission reporting companies.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. Our Chief Executive Officer, Andriy Korobkin and our secretary and treasurer, Lidya Tregub, devote full time attention to our business even though they presently do not receive compensation for their services. They are not contractually required to devote full time services to us and may not do so in the future. In the future, they may engage in other business activities, investments and business opportunities that may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Code of Ethics
We plan to adopt a Code of Ethics at the latest in the future prior to our stock being listed on an exchange that requires us to have a formal Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, our executive officers, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Title of class	Co-Founders:	Amount Beneficial Ownership	Direct Ownership		Indirect Ownership		Percent of class
COMMON	Andriy Korobkin (2) Chief Executive Officer, Director, & Founder	8,000,000	4,000,000	(2)	4,000,000	(2)	71%

COMMON	Viktoriya Korobkin (2) (3) Chief Financial Officer, Director & Founder	8,000,000	4,000,000	(2)	4,000,000	(2)	71%

COMMON	Lidiya Tregub (3) Secretary, Treasurer, Director & Founder	20,000	20,000		0		<1%

TOTAL		8,020,000	8,020,	000	8,000,000		71%
(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 11,220,000 shares of common stock outstanding as of the date of this Prospectus.
(2)	Andriy and Viktoriya Korobkin each own 4,000,000 shares of our common stock and are husband and wife; cumulatively, they both own 8,000,000 shares as joint tenants in common.
(3)	Lidiya Tregub is the mother of Viktoriya Korobkin.

EXECUTIVE COMPENSATION

Summary Compensation Table
The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year, and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the fiscal year ended March 31, 2011.

Name	Title	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation	Total
Andriy (1) Korobkin	Chief Executive Officer and Director	2010	0	0	0	0	0	0	15,400	15,400
Viktoriya (1)Korobkin	Chief Financial Officer and Director	2010	0	0	0	0	0	0	15,400	0
Lidiya (2) Tregub	Secretary, Treasurer, and Director	2010	0	0	0	0	0	0	0	0

(1)
 On September 27, 2010, we issued 4,000,000 shares of our common stock to Andriy Korobkin and 4,000,000 shares to Viktoriya Korobkin in exchange for payment in the amount of $4,600 each or an aggregate of $9,200. The difference between the fair value of the shares purchased ($0.005 per share) and the amount paid for the shares ($0.00115 per share) have been recorded as compensation expense in the amount of $15,400 each.

(2)	On October 2, 2010, we issued 20,000 shares of our common stock to Lidiya Tregub in exchange for a payment in the amount of $100 or an aggregate of $100.

Employment Agreements

We have no employment agreements with any of our officers and directors.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to the date of this Prospectus. As of the date of this Prospectus, we did not have any stock option plans.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no agreements , arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans in which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Board of Directors

Director Compensation
Name	Year ended	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Andriy Korobkin Chief Executive Officer, Director	2010	0	0	0	0	0	0	0
Viktoriya Korobkin Chief Financial Officer, Director	2010	0	0	0	0	0	0	0
Lidiya Tregub Secretary, Treasurer, Director	2010	0	0	0	0	0	0	0
Our directors have not received any direct compensation as reflected above.

Table of Contents

Condensed Financial Statements (unaudited):

Condensed Balance Sheets at March 31, 2011 and June 30, 2011 (unaudited)	F-2

Condensed Statements of Operations for the Three Months ended June 30, 2011 and for the Period from September 27, 2010 (Inception) to June 30, 2011 (unaudited)	F-3

Condensed Statements of Stockholders’ Equity from September 27, 2010 (Inception) to June 30, 2011 (unaudited)	F-4

Condensed Statements of Cash Flows for the Three Months ended June 30, 2011 and for the Period from September 27, 2010 (Inception) to June 30, 2011 (unaudited)	F-5

Notes to Condensed Financial Statements	F-6 - F-7

Audited Financial Statements:	F-8

Report of Independent Registers Public Accounting Firm	F-8

Balance Sheet (Restated) at March 31, 2011	F-9

Statement of Operations (Restated) for the period from September 27, 2010 (Inception) to March 31, 2011	F-10

Statement of Stockholders' Equity (Restated) from September 27, 2010 (Inception) to March 31, 2011	F-11

Statement of Cash Flows (Restated) from September 27, 2010 (Inception) to March 31, 2011	F-12

Notes to Financial Statements	F-13 - F-14

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
AT MARCH 31, 2011 AND JUNE 30, 2011

ASSETS
	March 31, 2011	June 30, 2011

Current assets:
Cash and cash equivalents	$16,930	$22,132
Deposits	-	9,200
Total assets	$16,930	$31,332

LIABILITIES AND STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value; 490,000,000 shares
authorized; 11,220,000 shares issued and outstanding	$11,220	$11,220
Additional paid in capital	44,880	44,880
Deficit accumulated during the development stage	(39,170)	(24,768)
Total stockholders' equity	16,930	31,332

Total liabilities and stockholders' equity	$16,930	$31,332

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2011
AND FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION) TO JUNE 30, 2011
	Three Months Ended June 30, 2011	Period from September 27, 2010 (Inception) to June 30, 2011

Commissions revenue	$26,043	$28,773

Operating expenses:
Compensation expense	-	30,800
Professional fees	8,250	19,350
General and administrative	3,391	3,391
Total operating expenses	11,641	53,541

Net income (loss) from operations before income taxes	14,402	(24,768)

Income tax	-	-

Net income (loss)	$14,402	$(24,768)

Loss per common share	$0.00	$(0.00)

Weights average of shares outstanding	11,220,000	5,476,522

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
FROM SEPTEMBER 27, 2010 (INCEPTION) TO JUNE 30, 2011
				Deficit Accumulated During the Development Stage

			Additional Paid in Capital		Total
	Common Stock				Stockholders'
	Shares	Amount			Equity

Balance, September 27, 2010 (Inception)	-	$-	$-	$-	$-

Sale of common stock	10,200,000	10,200	10,000	-	20,200

Share-based compensation	-	-	30,800	-	30,800

Issuance of common stock for services	1,020,000	1,020	4,080	-	5,100

Net loss	-	-	-	(39,170)	(39,170)

Balance, March 31, 2011	11,220,000	11,220	44,880	(39,170)	16,930

Net income	-	-	-	14,402	14,402

Balance, June 30, 2011	$11,220,000	$11,220	$44,880	$(24,768)	$31,332

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2011
AND FOR THE PERIOD FROM SEPTEMBER 27, 2010 (INCEPTION) TO JUNE 30, 2011

		Period from September 27, 2010 (Inception) to June 30, 2011
	Three Months Ended June 30, 2011

Cash flows from operating activities:
Net income (loss)	$14,402	$(24,768)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities
Issuance of stock for services	-	5,100
Share-based compensation	-	30,800
Increase in deposits	(9,200)	(9,200)
Net cash provided by operating activities	5,202	1,932

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	20,200
Net cash provided by financing activities	-	20,200

Net increase in cash and cash equivalents	5,202	22,132

Cash and cash equivalents, beginning of period	16,930	-

Cash and cash equivalents, end of period	$22,132	$22,132

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Note 1 – Description of Business

Development Capital Group, Inc. (the "Company") was incorporated under the laws of the State of Florida on September 27, 2010. The Company provides transportation and logistics services for a wide range of manufacturing, industrial and retail customers. The Company is a development-stage enterprise company and its planned principal activities are to provide freight, logistics, truckload and other services for investors and truck owners.

As a development-stage enterprise, the Company had limited operating revenues through June 30, 2011. Recorded revenues were generated from commissions earned through contracted freight services. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

Note 2 – Summary of Significant Accounting Policies

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Revenue recognition
The Company recognizes revenue when it is realized or realizable and earned. Revenue is considered realized and earned when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; fees to the customer are fixed or determinable; and collection of the resulting receivable is reasonably assured.

Cash equivalents
The Company considers all highly liquid instruments purchased with maturity of three months or less from the time of purchase to be cash equivalents.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Long-Lived Assets
The Company will review its long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management will perform an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company will recognize an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Note 3 – Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

Note 4 – Concentration of Credit Risk

The Company maintains cash balances at a financial institution in Florida. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at June 30, 2011 were within FDIC insured limits.

Note 5 – Commitments and Contingencies
From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Note 6 – Stockholders’ Equity

From the Company’s inception on September 27, 2010 through June 30, 2011, the Company has issued 11,220,000 shares of common stock with a $0.001 par value, inclusive of 8,000,000 shares issued to the Company founders and 1,020,000 shares issued to third parties for services. The financial statements include a non-cash compensation charge of $30,800, representing the difference between the market price of the shares and the price paid by the founders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Development Capital Group, Inc.
Carlsbad, California
We have audited the accompanying balance sheet of Development Capital Group, Inc. (a Development Stage Company) (the “Company”) at March 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from September 27, 2010 (Inception) to March 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Development Capital Group, Inc. (a Development Stage Company) as of March 31, 2011, and the results of its operations and its cash flows for the period from September 27, 2010 (Inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.
As described in Note 3 the accompanying consolidated financial statements have been restated.
/s/ Daskal Bolton LLP
Daskal Bolton LLP
Fort Lauderdale, Florida
June 20, 2011

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (Restated)
MARCH 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$16,930
Total assets	$16,930

LIABILITIES AND STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value; 490,000,000 shares authorized; 11,220,000 shares issued and outstanding	$11,220

Additional paid in capital	44,880
Deficit accumulated during the development stage	(39,170)
Total stockholders' equity	16,930

Total liabilities and stockholders' equity	$16,930
The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (Restated)
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011
Period from September 27, 2010 (Inception) to March 31, 2011
Commissions revenue	$2,730

Operating expenses:
Compensation expense	30,800
Professional fees	11,100
Total operating expenses	41,900

Net loss from operations	(39,170)

Net Loss	$(39,170)

Loss per common share	$(0.02)

Weights average of shares outstanding	2,604,783
The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (Restated)
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011
				Deficit Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance, September 27, 2010 (Inception)	-	$-	$-	$-	$-
Sale of common stock for cash	10,200,000	10,200	10,000	-	20,200
Share-based compensation	-	-	30,800	-	30,800
Issuance of common stock for services	1,020,000	1,020	4,080	-	5,100
Net loss	-	-	-	(39,170)	(39,170)
Balance, March 31, 2011	11,220,000	$11,220	$44,880	$(39,170)	$16,930
The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (Restated)
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011
Period from September 27, 2010 (Inception) to March 31, 2011
Cash flows from operating activities:
Net loss	$(39,170)
Adjustments to reconcile net loss to net cash provided by operating activities:
Issuance of stock for services	5,100
Share-based compensation	30,800
Net cash used in operating activities	(3,270)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock	20,200
Net cash provided by financing activities	20,200

Net increase in cash and cash equivalents	16,930

Cash and cash equivalents, beginning of period	$-

Cash and cash equivalents, end of period	$16,930

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Development Capital Group, Inc. (the "Company") was incorporated under the laws of the State of Florida on September 27, 2010. The Company provides transportation and logistics services for a wide range of manufacturing, industrial and retail customers. The Company is a development-stage enterprise company and its planned principal activities are to provide freight, logistics, truckload and other services for investors and truck owners.

As a development-stage enterprise, the Company had limited operating revenues through March 31, 2011. Recorded revenues were generated from commissions earned through contracted freight services. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned. Revenue is considered realized and earned when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; fees to the customer are fixed or determinable; and collection of the resulting receivable is reasonably assured.

Cash equivalents

The Company considers all highly liquid instruments purchased with maturity of three months or less from the time of purchase to be cash equivalents.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Long-Lived Assets

The Company will review its long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management will perform an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Partnership will recognize an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Research and Development Costs

Research and development expenditures, are comprised of costs incurred in performing research and development activities. These include professional fees payments, including wages and associated employee benefits, facilities and overhead costs. These are expensed as incurred.

DEVELOPMENT CAPITAL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the period from September 27, 2010 (Inception) to March 31, 2011 to reflect certain non-cash charges associated with common stock issued for services ($5,100) and common stock issued to the Company’s founders ($30,800).

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 5 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a financial institution in Florida. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at March 31, 2011 were within FDIC insured limits.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 7 – STOCKHOLDERS’ EQUITY

From the Company’s inception on September 27, 2010 through March 31, 2011, the Company has issued 11,220,000 shares of common stock with a $0.001 par value, inclusive of 8,000,000 shares issued to the Company founders and 1,020,000 shares issued to third parties for services. The financial statements include a non-cash compensation charge of $30,800, representing the difference between the market price of the shares and the price paid by the founders.

PROSPECTUS
________________, 2011

Selling shareholders are offering up to 1,100,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board .

Dealer Prospectus Delivery Obligation
Until month/day/year (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.
ITEM	AMOUNT
SEC Registration Fee	$12.77
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses*	$5,000
Miscellaneous*	$1,000
Total*	$21,012.77
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On September 27, 2010, we issued 4,000,000 shares to our Chief Executive Officer and Director, Andriy Korobkin in exchange for payment of $4,600.

On September 27, 2010, we issued 4,000,000 shares to our Chief Financial Officer and Director, Victoriya Korobkina, in exchange for payment of $4,600,

On October 2, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Lidiya Tregub, our Secretary, Treasurer and Director for the aggregate sum of $100.

On October 2, 2010, we sold 1/5 of one unit or 20,000 shares of our common stock to Michael Richard Kolyvayko for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Irina Edwards for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit or 20,000 shares of our common stock to Larisa Kolyvayko for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Dmitriy M. Kolyvayko for the aggregate sum of $100.

On October 4, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Ararat Martirosov for the aggregate sum of $100

On October 4, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yekaterina V. Kolyvayko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Dmitriy Guziy for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Antonina Kolchanova for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Grigoriy Dashko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Valentina Dashko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Ivan Turov for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Oksana Davrysh for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Lyudmila Korobkina for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Silva Kin for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Timofey Davrysh for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Vyacheslav Kin for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Gulmira Adrakhmanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Bulat Kazhakmetov for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Evgeniya Kolchanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olena Bezmenova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Maksim Zhukovskiy for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Nataliya Kolchanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock Igor Kolchanov. for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Sergey Timofeyev for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Nurpanu Kanapiyanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olga Meleshko for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yelena Bychuk for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Valentina Popova for the aggregate sum of $100.

On October 8, 2010, we issued 500,000 shares to Williams Law Group in exchange for services rendered to us.

On October 8, 2010, we issued 500,000 shares to Hamilton & Associates Law Group in exchange for services rendered to us.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Andriiy Guziy for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Elena Zhukovskaya for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 one unit consisting of 20,000 shares of our common stock to Irina Oleynik for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Aleksandr Kerosir for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olena Povalyayeva for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Roman Oleynik for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Sergey Povalyaev for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Maryna Mitseltina for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock Aleksandr Vishnevskiy for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Tatyna Kerosir for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yuliya Kin for the aggregate sum of $100.

On February 10, 2011, we issued 20,000 shares of our common stock to Globex Transfer, LLC in e xchange for transfer agent services.

On March 2, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Viktoriya G. Massiello for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Nataliya P. Deuchars for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Tamara Baker for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Konstyntyn Shevchenko for the aggregate sum of $1,000.

On March 4, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Nataliya Mazzone for the aggregate sum of $500.

On March 4, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Oleksiy Kolyvayko for the aggregate sum of $500.

On March 5, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Leonid Gralnic for the aggregate sum of $1,000.

On March 6, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Galina Shekhtman for the aggregate sum of $500.

On March 6, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Vladimir Shekhtman for the aggregate sum of $500.

We determined that the issuance of these securities was exempt from registration under Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

In regard to the US Investors:
•	We are not and were not a blank check company at the time of the offer or sale;
•	The investors had business experience and were accredited investors as defined by Rule 501 of Regulation D of the Act;
•	All offers and sales of the investment were made privately and no party engaged in any general solicitation or advertising of the proposed investment;
•	Each investor had a preexisting social, personal or business relationship with us and members of our management;

•	The investors were provided with all information sufficient to allow them to make an informed investment decision;
•	The investors had the opportunity to inspect our books and records and to verify statements made to induce them to invest;

•	The securities representing the investment are to be issued with a restrictive legend indicating the securities represented by the certificate have not been registered; and
•	No party received any transaction-based compensation such as commissions in regard to locating any investor for the venture.

EXHIBITS
Exhibit Number	Description
3.1	Articles of Incorporation(1)*
3.2	Bylaws(1)*
5.1	Legal Opinion of Hamilton & Associates Law Group, P.A.
10.1	Form of Subscription Agreement **
10.2	Agreement with Landtrop Express
10.3	Agreement with Argo Transportation*
10.4	Agreement with Pacific West Trading* *
10.5	Agreement with Safe Cargo*
10.6	Shipper Agreement*
10.7	Transportation Provider-Carrier Agreement*
10.8	Agreement with Svitco Enterprise **
10.9	Agreement with Arcadia International **
23.1	Consent of Daszkal Bolton, LLP
23.2	Consent of Hamilton & Associates Law Group, P A (included in Exhibit 5.1)

*   Previously filed with our S-1 filed with the Securities and Exchange Commission on May 16, 2011.
** Previously filed with our S-1 filed with the Securities and Exchange Commission on June 29, 2011.

All other Exhibits called for by Rule 601 of Regulation S-1 or SK are not applicable to this filing.
(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Carlsbad California on  August 23, 2011.

Development Capital Group, Inc.

By:	/s/ Andriy Korobin
Andriy Korobin
Chief Executive Officer & Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Andriy Korobin	Principal Executive Officer & Director	August 23, 2011
Andriy Korobkin

/s/ Viktoriya Korobkin	Principal Accounting Officer & Director	August 23, 2011
Viktoriya Korobkin

/s/ Lidiya Tregub	Secretary, Treasurer & Director	August 23, 2011
Lidiya Tregub